Exhibit 10.29

                                     SECURED
                                 PROMISSORY NOTE


$2,000,000                                                      January 14, 2002


     FOR VALUE RECEIVED, the undersigned Fountainhead Media Services, Inc., a California corporation (the "Borrower"), hereby promises to pay to the order of Hollywood Media Corp., a Florida corporation (the "Company") at its offices, in lawful money of the United States of America, the principal amount of two million dollars ($2,000,000). The Borrower agrees to pay interest in like money at such offices on the unpaid principal amount hereof from time to time outstanding at a variable interest rate equal to the Prime Rate (as defined below) per annum. Interest shall accrue hereunder on the unpaid principal amount hereof on each day during the period from and including the date of this Note to but excluding the date this Note is paid in full. "Prime Rate" shall mean the prime commercial lending rate of Citibank, N.A., New York, New York as quoted on the first business day of each calendar month. Principal and interest hereunder shall be paid by Borrower quarterly on the dates set forth on Schedule I hereto in an amount equal to the greater of (1) the amounts set forth on Schedule I hereto and (2) fifty percent (50%) of the gross cash distributions made to Borrower or Borrower's designee for the most recently completed calendar quarter in respect of Borrower's equity interest in Baseline Acquisitions Corp.

     This Note is subject to optional prepayment in whole or in part at any time without premium or penalty. If any payment hereunder is due on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close, then such payment shall be due on the next succeeding business day.

     Reference is hereby made to the Pledge Agreement of even date herewith made by the Borrower in favor of the Company (the "Pledge Agreement").

     The following shall constitute "Events of Default" under the terms of this
Note:

          (i) default in payment when due and payable, upon acceleration or otherwise, of principal of, or interest on, this Note; and

          (ii) default by the Borrower in any of its obligations under the Pledge Agreement; and

          (iii) voluntary termination by Rafi Gordon and Alex Amin of their employment with Baseline, Inc. other than for "good reason" as defined in the Employment Agreements between Baseline, Inc. and each of them dated as of the date hereof.
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     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable by the Company.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                    FOUNTAINHEAD MEDIA SERVICES, INC.


                                    By: __________________________________

                                    Name: ________________________________

                                    Title: _________________________________

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

Face amount of Note                                                                              $ 2,000,000.00

Date                                          1/1/02

Term                                          5 years

Payable                           Interest only, quarterly in arrears for 6 months
                                  Principal and Interest quarterly on a 8 year Ammo basis                             ($79,827.80)
Interest                          Prime                        5.50%

Ammortization as follows

        Date           Payment            Principal        Interest                                               Principal balance
---------------------------------------------------------------------                                           --------------------
       5/15/02     $          --       $         --      $27,500.00                                                 $ 2,027,500.00
       8/14/02     $          --       $         --      $27,878.13                                                 $ 2,055,378.13
      11/14/02     $   27,500.00       $         --      $27,500.00                                                 $ 2,055,378.13
       2/14/03     $   27,500.00       $         --      $27,500.00                                                 $ 2,055,378.13
       5/14/03     $   79,827.80       $  52,327.80      $27,500.00                                                 $ 2,003,050.33
       8/14/03     $   79,827.80       $  53,047.31      $26,780.49                                                 $ 1,950,003.01
      11/14/03     $   79,827.80       $  53,776.71      $26,051.09                                                 $ 1,896,226.30
       2/14/04     $   79,827.80       $  54,516.14      $25,311.66                                                 $ 1,841,710.15
       5/14/04     $   79,827.80       $  55,265.73      $24,562.07                                                 $ 1,786,444.42
       8/14/04     $   79,827.80       $  56,025.64      $23,802.16                                                 $ 1,730,418.78
      11/14/04     $   79,827.80       $  56,795.99      $23,031.81                                                 $ 1,673,622.78
       2/14/05     $   79,827.80       $  57,576.94      $22,250.86                                                 $ 1,616,045.84
       5/14/05     $   79,827.80       $  58,368.62      $21,459.18                                                 $ 1,557,677.22
       8/14/05     $   79,827.80       $  59,171.19      $20,656.61                                                 $ 1,498,506.02
      11/14/05     $   79,827.80       $  59,984.79      $19,843.01                                                 $ 1,438,521.23
       2/14/06     $   79,827.80       $  60,809.58      $19,018.22                                                 $ 1,377,711.64
       5/14/06     $   79,827.80       $  61,645.71      $18,182.09                                                 $ 1,316,065.93
       8/14/06     $   79,827.80       $  62,493.34      $17,334.46                                                 $ 1,253,572.59
      11/14/06     $   79,827.80       $  63,352.63      $16,475.17                                                 $ 1,190,219.95
                   ------------------------------------------------
                   $1,205,824.05      $1,190,219.95      $15,604.10 Balloon payment
                   ==================================================
                    $2,458,241.11      $2,055,378.13    $458,241.11
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